UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2005

AMERIPATH, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-22313	65-0642485
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7111 Fairway Drive, Suite 400, Palm Beach Gardens, Florida	33418
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (561) 712-6200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 30, 2005, AmeriPath, Inc. (the “Company”) announced that it had entered into an Agreement and Plan of Merger, dated as of September 29, 2005 (the “Merger Agreement”), among AmeriPath Holdings, Inc., a Delaware corporation (“Parent”), the Company, Specialty Laboratories, Inc., a California corporation (“Specialty”) and Silver Acquisition Corp., a California corporation and a wholly owned subsidiary of the Company (“Merger Sub”).

The Merger Agreement contemplates that Merger Sub will be merged with and into Specialty (the “Merger”), with Specialty as the surviving corporation. Pursuant to the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of common stock of Specialty (“Specialty Common Stock”), other than shares of Specialty Common Stock held in treasury, or held by Parent or any direct or indirect wholly owned subsidiary of Parent or Specialty, or held by stockholders who are entitled to and properly exercise dissent rights under California law, will be converted into the right to receive $13.25 in cash. Pursuant to the Merger Agreement, each outstanding option to purchase a share of Specialty Common Stock will be entitled to receive, unless otherwise provided in an applicable agreement with the optionee, the difference between the exercise price of the option and $13.25.

Simultaneously with the execution of the Merger Agreement, Parent, Specialty Family Limited Partnership, the majority stockholder of Specialty (“SFLP”), and related parties (collectively with SFLP, the “Founder Parties”) entered into a Voting Agreement (the “Voting Agreement”) pursuant to which, among other things, the Founder Parties agreed to vote in favor of the Merger and to vote against competing transactions unless the Merger Agreement is terminated. Upon termination of the Merger Agreement in certain circumstances, and the subsequent consummation of an alternative transaction, the Founder Parties will be required to pay to Parent 50% of any increase in consideration paid to the Founder Parties in respect of their shares of Specialty Common Stock over the amounts that would be otherwise payable pursuant to the Merger Agreement. The Founder Parties also granted an irrevocable proxy to representatives of Parent to vote on the Merger and other matters governed by the Voting Agreement. The provisions of the Voting Agreement apply to all shares of Specialty Common Stock held by the Founder Parties. The Founder Parties disclosed in the Voting Agreement that they hold 14,435,663 shares of Specialty Common Stock, which represents approximately 60% of the issued and outstanding Specialty Common Stock.

Simultaneously with the execution of the Merger Agreement, Parent, AmeriPath Group Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Holdings”), Aqua Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Holdings (“Parent Merger Sub”), certain stockholders of Parent (the “Parent Stockholders”) and certain of the Founder Parties (including SFLP) entered into a Subscription, Merger and Exchange Agreement (the “SME Agreement”). Pursuant to the SME Agreement, (a) Holdings will issue shares of the common stock, par value $0.01 per share, of Holdings (“Holdings Common Stock”) and shares of Series A participating preferred stock, par value $0.001 per share, of Holdings (“Holdings Preferred Stock”) to the Parent Stockholders in exchange for cash and for shares of the common stock, par value $0.01 per share, of Parent and (b) Holdings will issue shares of Holdings Common Stock and Holdings Preferred Stock to the Founder Parties party to the SME Agreement in exchange for 9,025,000 shares of Specialty Common Stock held by such Founder Parties. Also pursuant to the SME Agreement, Parent Merger Sub will be merged with and into Parent and the remaining stockholders of Parent will have the right to receive the amount of cash set forth in the SME Agreement. As a result of this merger, Parent will become a wholly-owned subsidiary of Holdings.

The consummation of the Merger is subject to various conditions, including (i) approval of the principal terms of the Merger by the affirmative vote of the holders of a majority of the outstanding shares of Specialty Common Stock, as well as by the holders of a majority of the outstanding shares of Specialty Common Stock not held by the Founder Parties or their affiliates, (ii) receipt of required regulatory approvals, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, (iii) the absence of certain legal impediments to the consummation of the Merger, (iii) accuracy of representations and warranties and compliance with covenants, (iv) absence of a material adverse effect on Specialty, (v) receipt of financing pursuant to a bank commitment letter that the Company received on September 29, 2005, and (vi) the exercise of dissent rights with respect to no more than 10% of the outstanding Specialty Common Stock. The Company intends to finance the Merger using a combination of cash, equity and debt.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Merger Agreement, the Voting Agreement or the SME Agreement and the transactions contemplated thereby or a complete explanation of the material terms thereof. The foregoing description is qualified in its entirety by reference to the Merger Agreement, the Voting Agreement and the SME Agreement, copies of which are attached hereto as Exhibits 2.1, 10.1 and 10.2 and are incorporated by reference herein.

On September 30, 2005, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In accordance with the rules and regulations promulgated by the Securities and Exchange Commission, the Company will file all required historical and pro forma financial statements relating to its acquisition of Specialty within 71 calendar days of the date it is required to file a current report on Form 8-K announcing the consummation of the Merger.

Item 9.01(c). Exhibits

2.1	Agreement and Plan of Merger dated as of September 29, 2005, among AmeriPath Holdings, Inc., a Delaware corporation, AmeriPath, Inc., a Delaware corporation, Specialty Laboratories, Inc., a California corporation, and Silver Acquisition Corp., a California corporation.

10.1	Subscription, Merger and Exchange Agreement dated as of September 29, 2005, among AmeriPath Holdings, Inc., a Delaware corporation, AmeriPath Group Holdings, Inc., a Delaware corporation, Aqua Acquisition Corp., a Delaware corporation, the stockholders of AmeriPath Holdings, Inc. listed therein and the stockholders of Specialty Laboratories, Inc. listed therein.

10.2	Voting Agreement dated as of September 29, 2005, among AmeriPath Holdings, Inc., a Delaware corporation and the stockholders of Specialty Laboratories, Inc. listed therein.

99.1	Press Release dated September 30, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERIPATH, INC.

	By:	/s/ David L. Redmond
David L. Redmond
Executive Vice President and
Chief Financial Officer
(Principal Financial Officer and duly authorized to sign this report on behalf of the Registrant)
Date: October 4, 2005

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of September 29, 2005, among AmeriPath Holdings, Inc., a Delaware corporation, AmeriPath, Inc., a Delaware corporation, Specialty Laboratories, Inc., a California corporation, and Silver Acquisition Corp., a California corporation.

10.1	Subscription, Merger and Exchange Agreement dated as of September 29, 2005, among AmeriPath Holdings, Inc., a Delaware corporation, AmeriPath Group Holdings, Inc., a Delaware corporation, Aqua Acquisition Corp., a Delaware corporation, the stockholders of AmeriPath Holdings, Inc. listed therein and the stockholders of Specialty Laboratories, Inc. listed therein.

10.2	Voting Agreement dated as of September 29, 2005, among AmeriPath Holdings, Inc., a Delaware corporation and the stockholders of Specialty Laboratories, Inc. listed therein.

99.1	Press Release, dated as of September 30, 2005.